UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Gibraltar Drive, Sunnyvale, California 94089
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (408) 736-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 30, 2005, the Board of Directors of Alliance Fiber Optic Products, Inc. (the “Company”) approved accelerating the vesting of all currently unvested stock options awarded to employees at the director level and above, including executive officers. The unvested options to purchase up to approximately 1.9 million additional shares became immediately exercisable as a result of the vesting acceleration. Typically, stock options granted by the Company vest over a four year period. The number of shares and exercise prices of the options subject to the acceleration remain unchanged.

        The purpose of the accelerated vesting was to enable the Company to avoid recognizing in its statement of operations non-cash compensation expense associated with these options in future periods, upon the expected implementation of FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” in January 2006. As a result of the acceleration, the Company expects to avoid recognition of up to approximately $1.0 million of compensation expense over the course of the original vesting periods. Up to approximately $250 thousand of such compensation expense is expected to be avoided in 2006.

        Restrictions will be imposed upon the sale of any shares received through the exercise of acceleration options, which restrictions will prevent the sale of any shares received from the exercise of an accelerated option prior to the original vesting date of the option.

FORWARD LOOKING STATEMENTS

        Except for the historical information contained herein, the matters set forth in this Report, including statements as to the amount and timing of expected compensation expense to be avoided and the expected implementation date of FAS 123R, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility of additional actions by the FASB or the SEC regarding the timing and method of implementation of FAS 123R, the possibility that certain holders of incentive stock options (ISOs) may decline acceleration so as not to impact such options’ ISO status and other risks detailed in Alliance Fiber Optic Products’ Form 10-KSB for the year ended December 31, 2004, Form 10-QSB for the quarter ended September 30, 2005 and from time to time in Alliance Fiber Optic Products’ SEC reports. These forward-looking statements speak only as of the date hereof. Alliance Fiber Optic Products disclaims any obligation to update these forward-looking statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: December 30, 2005

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By /s/ Anita K. Ho
Name: Anita K. Ho
Title: Acting Chief Financial Officer